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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our summary report on Pogo Producing Company's reserves included as Exhibit 99.1 to Pogo Producing Company's Annual Report on Form 10-K for the year ended December 31, 2003 and of the references to our firm and information from our reports contained elsewhere in such Annual Report. We also consent to the references to us under the heading "Experts" in this Registration Statement.

                      /s/ Ryder Scott Company, L.P.

Houston, Texas
May 4, 2004

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS